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BANCBOSTON ROBERTSON STEPHENS
590 MADISON AVENUE, 36TH FLOOR
NEW YORK, NEW YORK 10022

                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                   (INCLUDING THE ASSOCIATED SERIES A JUNIOR
                 PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                                 COCENSYS, INC.
                                       AT
                              $1.16 NET PER SHARE
                                       BY

                         PURDUE ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                               PURDUE PHARMA L.P.
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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, SEPTEMBER 9, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                 August 12, 1999

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Purdue Acquisition Corporation, a Delaware corporation (the "Offeror"), an indirect wholly owned subsidiary of Purdue Pharma L.P., a Delaware limited partnership ("Parent"), to act as Dealer Manager in connection with the Offeror's offer to purchase all outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock issued under the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and together with the Common Stock, the "Shares"), of CoCensys, Inc. a Delaware corporation (the "Company"), at a purchase price of $1.16 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 12, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 5, 1999, among Parent, the Offeror and the Company (the "Merger Agreement"). Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.  The Offer to Purchase;

          2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares;
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          3.  The letter to stockholders of the Company from the Chairman,
     President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9;

          4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis;

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7. A return envelope addressed to American Stock Transfer & Trust Company, as Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE, PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, SEPTEMBER 9, 1999 UNLESS THE OFFER IS EXTENDED.

     Please note the following:

          1. The tender price is $1.16 per Share, net to the seller in cash (subject to applicable withholding of taxes) without interest thereon.

          2.  The Offer is being made for all of the outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, September 9, 1999, unless the Offer is extended (the "Expiration Date").

          4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that, when added to the number of Shares to be received by Offeror upon the conversion of all of the Series E Preferred Stock (as defined in the Offer to Purchase) to be held by Offeror upon consummation of the transactions contemplated by the Series E Purchase Agreement (as defined in the Offer to Purchase), would constitute at least 90% of the Fully Diluted Shares (as defined in the Offer to Purchase) and (ii) the satisfaction of certain other terms and conditions. See Section 15 of the Offer to Purchase.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) or other required documents should be sent to the Depositary and certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Offer.

     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 2 of the Offer to Purchase.

     Neither the Offeror, the Parent nor any officer, director, stockholder, agent or other representative of the Offeror will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Offeror will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to MacKenzie Partners, Inc., the Information Agent for the Offer, 156 Fifth Avenue, New York, New York 10010, (800) 322-2885 (toll-free) or

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BancBoston Robertson Stephens, the Dealer Manager for the Offer, at 590 Madison
Avenue, 36th Floor, New York, New York 10022, (212) 319-8900 (call collect).

     Requests for additional copies of the enclosed materials may be directed to the Information Agent at the above address and telephone number.

                                         Very truly yours,

                                         BancBoston Robertson Stephens

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, THE OFFEROR, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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